Exhibit 23.01

CONSENT OF GRANT THORNTON LLP

We have issued our report dated July 31, 2003, accompanying the consolidated financial statements of Cyberguard Corporation and Subsidiaries on Form 10-K/A for the year ended June 30, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Cybergurad Corporation and Subsidiaries on Form S-8 (File No.’s 333-87347, 33-88446, 33-88448, 333-50042, 333-58262, 333-73852).

/s/ Grant Thornton LLP

Fort Lauderdale, Florida
October 23, 2003